CONSTELLATION ENERGY CORPORATION COMPENSATION CLAWBACK POLICY FOR EXECUTIVE OFFICERS Effective November 1, 2023 1. INTRODUCTION The Board of Directors (the “Board”) of Constellation Energy Corporation (the “Company”) has determined that it is in the best interests of the Company to adopt a policy (this “Policy”) providing for the Company’s recoupment of Erroneously Awarded Incentive-Based Compensation (as defined below) received by current or former executive officers of the Company. The Board may delegate determinations to be made under this Policy to the Compensation Committee of the Board (the “Compensation Committee”), and the Board and the Compensation Committee are collectively referred to in this Policy as the “Board.” This Policy is intended to comply with, shall be interpreted to comply with, and shall be deemed automatically amended to comply with, Rule 10D-1 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5608, as such provisions may be amended from time to time, and any related rules, regulations or listing standards promulgated by the U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq, including any additional or new requirements that become effective after the last date that this Policy was amended. Any such amendment shall be effective at such time as is necessary to comply with the applicable listing requirements of Nasdaq. This Policy shall be administered by the Board and, except as specifically provided herein, the Board shall have full and final authority to make any and all determinations required under this Policy. Any determination by the Board with respect to this Policy shall be final, conclusive and binding on all interested parties. The Board may amend or terminate this Policy at any time. 2. EFFECTIVE DATE This Policy shall be effective as of November 1, 2023, the effective date of Nasdaq Listing Rule 5608 (the “Effective Date”). The terms of this Policy shall apply to any Incentive-Based Compensation (as defined below) that is received by any Covered Individual (as defined below) on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted or paid to a Covered Individual prior to the Effective Date. 3. DEFINITIONS For purposes of this Policy, the following terms shall have the meanings set forth below: “Covered Individual” shall mean each “Executive Officer” of the Company as such term is defined in Rule 10D-1 adopted under the Exchange Act and Nasdaq Listing Rule 5608, and includes the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function, any other officer who performs a significant policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s subsidiaries are deemed executive officers of the Company if they perform such policy-making functions for the Company. “Erroneously Awarded Incentive-Based Compensation” shall mean the amount of Incentive- Based Compensation received by a Covered Individual that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts and must be computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount is not subject to mathematical recalculation directly from the information in a Restatement (as defined below), the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return, as applicable, upon which the Incentive-Based Compensation was received, and the Company must maintain documentation of that reasonable estimate and provide such documentation to Nasdaq. For the purposes of this Policy, Incentive-Based Compensation will be deemed to be received in the fiscal period during which the financial reporting measure specified in the applicable Incentive-Based Compensation award is attained, even if the payment or grant occurs after the end of that period. “Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a “financial reporting measure.” A “financial reporting measure” refers to measures that are determined and presented in accordance with Generally Accepted Accounting Principles which are used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures for this purpose. For avoidance of doubt, a financial reporting measure need not be presented within the Company’s financial statements or included in a filing with the SEC. “Restatement” shall mean any required accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. 4. RECOUPMENT OF COMPENSATION If the Company is required to prepare a Restatement commencing after the adoption of this Policy, the Board shall recover reasonably promptly from any Covered Individual the amount of any Erroneously Awarded Incentive-Based Compensation. In determining the amount of Erroneously Awarded Incentive-Based Compensation to be recovered from a Covered Individual, this Policy shall apply to all Incentive-Based Compensation received by a Covered Individual: (i) after beginning service as an Executive Officer; (ii) who served as an Executive Officer at any time during the performance period for the Incentive-Based Compensation; (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association; and (iv) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a Restatement, including any applicable transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years. For this purpose, the Company is deemed to be required to prepare a Restatement on the earlier of: (i) the date the Board, or the Company’s officers authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement. The Company’s obligation to recover Erroneously Awarded Incentive-Based Compensation is not dependent on if or when the restated financial statements are filed with the SEC. The Company shall recover the Erroneously Awarded Incentive-Based Compensation from Covered Individuals unless the Board determines that recovery is impracticable because: (i) the direct expense to a third party to assist in enforcing this Policy would exceed the amount of Erroneously Awarded Incentive-Based Compensation, provided that the Company must make a reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation before concluding that recovery is impracticable, document such reasonable attempt to recover the Erroneously Awarded Incentive-Based Compensation, and provide such documentation to Nasdaq; or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the applicable requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 5. INDEMNIFICATION In no event will the Company indemnify any Covered Individual for any amounts that are recovered under this Policy or pay or reimburse the cost of third-party insurance purchased by any Covered Individual to fund any potential obligations under this Policy. 6. SEVERABILITY If any provision of this Policy or the application of any such provision to any Covered Individual shall be adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Policy, and the invalid, illegal or unenforceable provisions shall be deemed amended to the minimum extent necessary to render any such provision or application enforceable. 7. NO IMPAIRMENT OF OTHER REMEDIES This policy is in addition to any and all other rights the Company may have to pursue remedies against an employee or former employee for misconduct in the course of employment by the Company, all of which are expressly retained by the Company. This Policy does not preclude the Company from taking any other action to enforce a Covered Individual’s obligations to the Company, including termination of employment, institution of civil proceedings, or reporting to appropriate governmental authorities. This Policy does not restrict the Company from seeking recovery from a Covered Individual under any other applicable clawback policy or provision, including the Company’s Compensation Clawback Policy for Incentive Plan Participants. This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer. Any amounts paid to the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 shall be considered in determining any amounts recoverable under this Policy.